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                                                              Exhibit (13)(a)(3)
                                  SCHEDULE A-2

                         EATON VANCE MUTUAL FUNDS TRUST

                    AMENDED ADMINISTRATIVE SERVICES AGREEMENT

                            EFFECTIVE: JUNE 22, 1998

                   Eaton Vance Insured Tax-Managed Growth Fund
              Eaton Vance Insured Tax-Managed Emerging Growth Fund
            Eaton Vance Insured Tax-Managed International Growth Fund
                      Eaton Vance Insured High Income Fund